CANBIOLA, INC.
960 S. Broadway, Suite 120, Hicksville, NY 11801
Tel: (516) 595-9544 Website: CanBiola.com

October 3, 2019

Marco Alfonsi, Chairman of the Board
960 S. Broadway, Suite 120
Hicksville, NY 11801

OBJECT: LETTER OF RESIGNATION

Dear Mr. Alfonsi

With regret, I must inform you and Director Stanley Teeple, I do not agree with the decisions and/or non-decisions of certain issues, which have been presented, to the Board.

Accordingly, this letter is to inform you that effective October 4 2019 I will relinquish my seat on the Board of Directors and on the same day resign from the Company know as Canbiola Inc.

I expect that this letter will be duly noted and entered forthwith, in the corporate records of Canbiola, Inc. as of the date of resignation and that a public announcement be made within the legal time frame.

I request that upon your receipt of this letter, you forward to me e-mail an acknowledgement of receipt.

Sincerely,

Joseph Hunsberger 10/3/19

Joseph Hunsberger
Director
Eagle8369@aol.com